UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2015

ANTARES PHARMA, INC.

(Exact name of registrant specified in its charter)

Delaware	1-32302	41-1350192
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Princeton South, Suite 300, Ewing, NJ		08628
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone, including area code: (609) 359-3020

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On December 2, 2015, the Compensation Committee (the “Committee”) of the Board of Directors of Antares Pharma, Inc. (“Antares”) adopted the Antares Annual Incentive Plan, effective December 2, 2015 (the “Plan”).  The adoption of the Plan formalizes Antares’ annual cash incentive program and does not represent a new compensation program for the employees, including the named executive officers.  Consistent with the existing annual cash incentive program, the Plan provides pay for performance incentive compensation to employees, rewarding employees, including named executive officers, for their contributions to Antares with cash incentive compensation based on attainment of pre-determined corporate and individual performance goals.

At the beginning of each year, corporate performance goals are established by the Committee and individual performance goals for the named executive officers other than the Chief Executive Officer are established by the Committee, based on recommendations from the Chief Executive Officer.  For named executive officers other than the Chief Executive Officer, the corporate performance component is weighted at 80% and individual performance component is weighted at 20%.  There is no individual performance component for the Chief Executive Officer.

Each named executive officer’s incentive award opportunity is expressed as a percentage of his or her annualized base salary, and indicates minimum, target and maximum award percentages.  The target levels included in the Plan are consistent with those used in 2014.  Pursuant to the terms of the Plan, incentive awards, if any, are paid between January 1 and March 15 of the year following the performance year, based on the Committee’s determination as to whether and the extent to which the applicable performance goals have been attained.  Generally, an officer must be an active employee on the date awards are paid to receive an award, provided, however, that officers may be entitled to pro-rata awards if they meet certain service requirements and their employment terminates for reasons other than cause or voluntary resignation.

The Committee is responsible for administering the Plan, and has full discretionary authority under the Plan and the authority to take any actions it deems necessary or advisable in carrying out its duties thereunder.  The Plan is an unfunded arrangement.

The foregoing is a summary description of certain terms of the Plan and, by its nature, is incomplete.  The Plan is an exhibit to this Current Report on Form 8-K. All readers are encouraged to read the Plan.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Antares Pharma, Inc. Annual Incentive Plan, effective December 2, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTARES PHARMA, INC.

Date:	December 8, 2015	By:	/s/ Peter Graham
		Name:	Peter Graham
		Title:	Senior Vice President, General Counsel Human Resources and Secretary